
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      64,386,400
<SECURITIES>                                         0
<RECEIVABLES>                                3,739,533<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              71,644,112<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                71,644,112<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,490,887<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,049,361
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (558,474)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (558,474)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (558,474)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $3,524,466 and interest receivable of $215,067.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,518,179.
<F3>Liabilities include redemptions payable of $421,804, accrued brokerage commissions of $485,347 and accrued management fees of $221,873.
<F4>Total revenues includes realized trading revenue of $1,441,709, net change in unrealized of $(568,369) and interest income of $617,547.

